Exhibit 1.01

CONFLICT MINERALS REPORT OF CPI CARD GROUP INC.

FOR THE YEAR ENDED DECEMBER 31, 2025

Date: May 29, 2026

This Conflict Minerals Report for CPI Card Group Inc. (“CPI,” “Company,” “we,” “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2025.

Conflict Minerals are defined by the Securities and Exchange Commission (“SEC”) as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively “3TG”). During calendar year 2024, CPI manufactured and contracted to manufacture products in which 3TG were necessary to the functionality or production of those products.

CPI therefore conducted a “reasonable country of origin inquiry” (“RCOI”) to determine whether any of those minerals: (1) originated in the Democratic Republic of Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (together, the “Covered Countries”); or (2) are from recycled or scrap sources.

A. Introduction:

CPI’s Business: CPI is a payments technology company providing a comprehensive range of physical and digital payment solutions for U.S. financial institutions, processors, fintechs, prepaid program managers, and more. We are a leader in several areas of the U.S. payment card solutions market, including debit and credit card production, personalization, and Software-as-a-Service-based instant issuance services. We are also a market leader in the production of “Prepaid Debit Cards,” which we define as debit cards issued on the networks of the “Payment Card Brands” (Visa, Mastercard®, American Express® and Discover®) but not linked to a traditional bank account, and related secure packaging solutions. We serve thousands of customers through direct and indirect sales channels and have maintained long-standing relationships with our top customers.

CPI’s Supply Chain: The CPI supply chain has several key suppliers which have product association with 3TG. CPI is typically many tiers removed from smelters or refiners that would have information on mines supplying 3TG. Moreover, to the extent 3TG are present in CPI products, the content may be at trace levels. Obtaining information regarding smelters, refiners and mine locations remains challenging. Challenges include, without limitation, delayed supplier responses, incomplete or inconsistent data and, in some cases, the need for supplier follow-up.

CPI’s Conflict Minerals Policy: CPI has established a statement on conflict minerals that applies to all CPI suppliers. It is available on our website (https://www.cpicardgroup.com/supplier-responsibility/). CPI is committed to responsible sourcing of 3TG using the Organization for Economic Cooperation and Development (“OECD”) guidance, so as not to support conflict or human rights abuses in the Covered Countries, while avoiding de facto embargoes. The CPI Conflict Minerals Policy forms the basis for CPI’s conflict minerals program, and its requirements are communicated to CPI’s suppliers through outreach and contract terms.

B. Description of RCOI:

RCOI Elements: The elements of CPI’s RCOI are identification and prioritization of suppliers, supplier data collection and an assessment of supplier data to determine whether further due diligence is required.

Prioritized Supplier Inquiry: In view of CPI’s supply chain, CPI determined that a reasonably designed and good faith inquiry should focus on higher priority and relevant suppliers consistent with RMI’s Five Practical Steps to Support SEC Conflict Minerals Disclosure. Key CPI personnel identified products containing 3TG necessary to the functionality or production of those products (“Necessary 3TG”) and then identified the suppliers of those products or of the components used in those products. CPI determined that our products with the following features may contain Necessary 3TG:

•	Secure chips
•	Dual interface antenna
•	Magnetic stripe
•	Cards with a metal core
•	Foil
•	Holograms
•	Printers
•	Pin pads
•	Finished cards

Data Collection: Once the suppliers (“Supplier Group”) were identified as set forth above, CPI requested that each supplier in the Supplier Group provide information about the Necessary 3TG in their products or components based on each such supplier’s responses to the industry standard RMI Conflict Minerals Reporting Template (“CMRT”). This request was made using email. Additionally, e-mail reminders were sent to those in the Supplier Group who had not responded and follow up phone calls were made.

Data Validation: CPI conducted data validation on all submitted CMRTs and retained all submitted CMRTs for recordkeeping purposes. The goal of data validation is to increase the completeness and accuracy of the submissions and to identify any contradictory responses in the CMRT.

We validated whether any 3TG sourced from the Covered Countries is non-conformant based on the information provided by our Supplier Group, through RMI RCOI data and by other information available on RMI’s website.

There were thirty-two suppliers in the Supplier Group, and we received responses from all of the suppliers in the Supplier Group. Based on the responses received to the Company’s RCOI, CPI compiled a list of 400 verified, unique smelters, including information regarding associated countries of origin. CPI identified smelters which we could not confirm were conforming or had unknown sourcing as identified in Annex I.

C. Results of RCOI

Downstream companies such as CPI are not likely to have direct information on the sources of minerals upstream of the smelters in their supply chains. Instead, downstream companies rely on available information regarding smelters identified through supplier inquiry. Accordingly, CPI limited our review to supplier responses resulting from the inquiry.

Based on the information provided by the Supplier Group and otherwise obtained through the due diligence process, we have constructed, to the extent reasonably determinable by us, the table in Annex I regarding the Conflict Minerals included in our Covered Products. Since most of our suppliers report on a “company” basis and not specific to the products that they provide to us, there may be smelters listed in the report that provide conflicts minerals that are not included in our Covered Products.

D. Due Diligence

CPI designed its overall Conflict Minerals procedures in conformity with the five step framework contained in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements on tin, tantalum, tungsten and gold. The principal features responding to each of the five steps are outlined below:

1.	Establish strong company management systems. CPI did this by:

●	Creating an internal policy governing our conflict minerals compliance program;
●	Publishing its Conflict Minerals policy at https://www.cpicardgroup.com/supplier-responsibility/;
●	Utilizing the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (“RMI”) to identify smelters and refiners in the supply chain;
●	Having a cross-functional conflict minerals steering committee, with representatives from our finance, legal and procurement functions to provide oversight to CPI’s conflict minerals program;
●	Requesting our Supplier Group to conduct the necessary due diligence and provide us with proper verification of the country of origin and source of the materials used in the products they supply to us; and
●	Supporting initiatives to verify smelters and refiners that are conflict-free, and expecting our suppliers to utilize any such conflict-free smelter/refiner programs that are available.

2.	Identify and assess risk in the supply chain. CPI did this by:

●	Surveying suppliers of products and components of products that CPI identified that had the potential to contain Conflict Minerals;
●	Reviewing supplier Conflict Minerals Reporting Template submissions; and
●	Evaluating smelter information provided by the supply chain against data from the RMI.

3.	Design and implement a strategy to respond to identified risks. CPI did this by:

●	Increasingly emphasizing to our suppliers CPI’s Conflict Minerals policy expectation that our suppliers source materials from suppliers who also source responsibly.

4.	Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

●	CPI is several steps away in the supply chain from smelters and refiners that process the Conflict Minerals used in our products, does not have any direct relationships with such smelters or refiners, and did not obtain from a third party or perform ourselves a direct audit of smelters and refiners within our supply chain. Instead, we relied on conflict-free designations based on the activities of other organizations such as the RMI (through the RMAP).

5.	Report on supply chain due diligence. CPI did this by:

●	Filing an annual Form SD and Conflict Minerals Report with the Securities and Exchange Commission and making that filing available on the Company’s website.

E. Future Due Diligence Measures

During the 2026 calendar year, we expect to continue to engage in the activities described above, including our efforts to resolve inconsistencies and incomplete responses in the reports from our Supplier Group. We plan to continue to request that our Supplier Group use the RMI Conflict Minerals Reporting Template.

Cautionary Statement about Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “guides,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated. We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

F. Conclusion

Based on its RCOI, CPI was able to determine that some smelters may be present in conflict zones, and some of the smelters are not on the conforming list. As part of the ongoing due diligence process, CPI is continuing to work with suppliers to preference conforming smelters and transition non-conforming smelters out of the supply chain.

ANNEX I

Smelters Identified in CPI Card Group Inc.’s RCOI

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Tantalum	5D Production OU	ESTONIA	N
Gold	8853 S.p.A.	ITALY	N
Tungsten	A.L.M.T. Corp.	JAPAN	Y
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	N
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Y
Tungsten	ACL Metais Eireli	BRAZIL	N
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Y
Gold	African Gold Refinery	UGANDA	N
Gold	Agosi AG	GERMANY	Y
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Y
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	N
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	N
Gold	Albino Mountinho Lda.	PORTUGAL	N
Gold	Alexy Metals	UNITED STATES OF AMERICA	N
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Y
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	Y
Tantalum	AMG Brasil	BRAZIL	Y
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	N
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Y
Gold	Argor-Heraeus S.A.	SWITZERLAND	Y
Gold	ASAHI METALFINE, Inc.	JAPAN	Y
Gold	Asahi Refining Canada Ltd.	CANADA	Y
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Y
Gold	Asaka Riken Co., Ltd.	JAPAN	Y
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Y
Gold	Attero Recycling Pvt Ltd	INDIA	N
Gold	AU Traders and Refiners	SOUTH AFRICA	N
Gold	Augmont Enterprises Private Limited	INDIA	N
Gold	Aurubis AG	GERMANY	Y
Tin	Aurubis Beerse	BELGIUM	Y
Tin	Aurubis Berango	SPAIN	Y
Gold	Bangalore Refinery	INDIA	Y
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Y

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Gold	Boliden Ronnskar	SWEDEN	Y
Gold	C. Hafner GmbH + Co. KG	GERMANY	Y
Gold	Caridad	MEXICO	N
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Y
Gold	Cendres + Metaux S.A.	SWITZERLAND	N
Gold	CGR Metalloys Pvt Ltd.	INDIA	N
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Y
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Y
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Y
Gold	Chimet S.p.A.	ITALY	Y
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Y
Tin	China Tin Group Co., Ltd.	CHINA	Y
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Y
Gold	Chugai Mining	JAPAN	Y
Gold	Coimpa Industrial LTDA	BRAZIL	Y
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	N
Tin	CRM Synergies	SPAIN	Y
Tungsten	Cronimet Brasil Ltda	BRAZIL	Y
Tin	CV Ayi Jaya	INDONESIA	Y
Tin	CV Dua Sekawan	INDONESIA	N
Tin	CV Gita Pesona	INDONESIA	N
Tin	CV United Smelting	INDONESIA	N
Tin	CV Venus Inti Perkasa	INDONESIA	N
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Y
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	N
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	N
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	N
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	N
Gold	DODUCO GmbH	GERMANY	N
Tin	Dongguan Best Alloys Co., Ltd.	CHINA	Y
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	N
Gold	Dongwu Gold Group	CHINA	N
Gold	Dowa	JAPAN	Y
Tin	Dowa	JAPAN	Y
Tin	DS Myanmar	MYANMAR	N
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Y

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Y
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Y
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Y
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	N
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Y
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Y
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	N
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	N
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	N
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	N
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	N
Tin	Estanho de Rondonia S.A.	BRAZIL	Y
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	N
Tantalum	F&X Electro-Materials Ltd.	CHINA	Y
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Y
Tin	Feinhutte Halsbrucke GmbH	GERMANY	Y
Tin	Fenix Metals	POLAND	Y
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	N
Tantalum	FIR Metals & Resource Ltd.	CHINA	Y
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	N
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	N
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	N
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	N
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	N
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Y
Gold	Gasabo Gold Refinery Ltd	RWANDA	N
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	N
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	N
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	N
Tin	Gejiu Jinye Mineral Company	CHINA	N
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	N
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Y
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	N
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	N
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	Y
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	N

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Tantalum	Global Advanced Metals Aizu	JAPAN	Y
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Y
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	Y
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	Y
Gold	Gold by Gold Colombia	COLOMBIA	Y
Gold	Gold Coast Refinery	GHANA	N
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Y
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	N
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Y
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Y
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Y
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	N
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	N
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Y
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	N
Gold	Heimerle + Meule GmbH	GERMANY	Y
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Y
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Y
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Y
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Y
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Y
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	N
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	N
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	N
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	N
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	N
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	N
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	N
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	N
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	N
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	Y
Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA	Y
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Y
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	N
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Y

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Gold	Istanbul Gold Refinery	TURKEY	Y
Gold	Italpreziosi	ITALY	Y
Gold	JALAN & Company	INDIA	N
Gold	Japan Mint	JAPAN	Y
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Y
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Y
Gold	Jiangxi Copper Co., Ltd.	CHINA	Y
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Y
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	N
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	N
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	N
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	N
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Y
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Y
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	N
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Y
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Y
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Y
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Y
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Y
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	N
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	N
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	N
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	N
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Y
Gold	K.A. Rasmussen	NORWAY	N
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	N
Gold	Kazzinc	KAZAKHSTAN	Y
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	N
Tantalum	KEMET de Mexico	MEXICO	Y
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIETNAM	Y
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Y
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Y
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Y

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Y
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	N
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Y
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Y
Gold	Kundan Care Products Ltd.	INDIA	N
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	N
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	N
Gold	L’Orfebre S.A.	ANDORRA	N
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE’S DEMOCRATIC REPUBLIC	N
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Y
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Y
Gold	Lingbao Gold Co., Ltd.	CHINA	N
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	N
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	Y
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Y
Tin	Luna Smelter, Ltd.	RWANDA	Y
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	N
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	N
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Y
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	N
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	Y
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Y
Gold	Marsam Metals	BRAZIL	N
Tungsten	Masan High-Tech Materials	VIETNAM	Y
Gold	Materion	UNITED STATES OF AMERICA	Y
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	Y
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Y
Gold	MD Overseas	INDIA	N
Tin	Melt Metais e Ligas S.A.	BRAZIL	N
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Y
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Y
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	N
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Y
Gold	Metalor Switzerland	SWITZERLAND	N
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Y

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Y
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Y
Gold	Metalor Technologies S.A.	SWITZERLAND	Y
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Y
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Y
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	N
Tantalum	Mineracao Taboca S.A.	BRAZIL	Y
Tin	Mineracao Taboca S.A.	BRAZIL	Y
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Y
Tin	Minsur	PERU	Y
Tin	Mitsubishi Materials Corporation	JAPAN	Y
Gold	Mitsubishi Materials Corporation	JAPAN	Y
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Y
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Y
Gold	MKS PAMP SA	SWITZERLAND	Y
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Y
Gold	Modeltech Sdn Bhd	MALAYSIA	N
Tin	Modeltech Sdn Bhd	MALAYSIA	N
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	N
Gold	Morris and Watson	NEW ZEALAND	N
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	N
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Y
Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM	N
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Y
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	N
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Y
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Y
Gold	Nihon Material Co., Ltd.	JAPAN	Y
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Y
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	N
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	N
Tantalum	NPM Silmet AS	ESTONIA	Y
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	N
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Y
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Y

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Y
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Y
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	N
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	N
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	N
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Y
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA	Y
Gold	Pease & Curren	UNITED STATES OF AMERICA	N
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	N
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	Y
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	N
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Y
Gold	Planta Recuperadora de Metales SpA	CHILE	Y
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	N
Tantalum	PowerX Ltd.	RWANDA	Y
Tin	Precious Minerals and Smelting Limited	INDIA	N
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	N
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Y
Tin	PT Aries Kencana Sejahtera	INDONESIA	N
Tin	PT Arsed Indonesia	INDONESIA	Y
Tin	PT Artha Cipta Langgeng	INDONESIA	N
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Y
Tin	PT Babel Inti Perkasa	INDONESIA	N
Tin	PT Bangka Prima Tin	INDONESIA	Y
Tin	PT Bangka Tin Industry	INDONESIA	N
Tin	PT Belitung Industri Sejahtera	INDONESIA	N
Tin	PT Bukit Timah	INDONESIA	N
Tin	PT Cipta Persada Mulia	INDONESIA	Y
Tin	PT DS Jaya Abadi	INDONESIA	N
Tin	PT Eunindo Usaha Mandiri	INDONESIA	N
Tin	PT Inti Stania Prima	INDONESIA	N
Tin	PT Karimun Mining	INDONESIA	N
Tin	PT Kijang Jaya Mandiri	INDONESIA	N
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	N
Tin	PT Masbro Alam Stania	INDONESIA	N

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Tin	PT Menara Cipta Mulia	INDONESIA	N
Tin	PT Mitra Stania Prima	INDONESIA	Y
Tin	PT Mitra Sukses Globalindo	INDONESIA	Y
Tin	PT O.M. Indonesia	INDONESIA	N
Tin	PT Panca Mega Persada	INDONESIA	N
Tin	PT Premium Tin Indonesia	INDONESIA	Y
Tin	PT Prima Timah Utama	INDONESIA	Y
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Y
Tin	PT Rajehan Ariq	INDONESIA	Y
Tin	PT Refined Bangka Tin	INDONESIA	N
Tin	PT Sariwiguna Binasentosa	INDONESIA	N
Tin	PT Stanindo Inti Perkasa	INDONESIA	N
Tin	PT Sukses Inti Makmur	INDONESIA	N
Tin	PT Sumber Jaya Indah	INDONESIA	N
Tin	PT Timah Tbk Kundur	INDONESIA	Y
Tin	PT Timah Tbk Mentok	INDONESIA	Y
Tin	PT Tinindo Inter Nusa	INDONESIA	N
Tin	PT Tommy Utama	INDONESIA	N
Gold	PX Precinox S.A.	SWITZERLAND	Y
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	N
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Y
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Y
Gold	REMONDIS PMR B.V.	NETHERLANDS	Y
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	N
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Y
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Y
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Y
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	N
Gold	Royal Canadian Mint	CANADA	Y
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Y
Tungsten	S.P.T. spol.s r.o.	CZECHIA	Y
Gold	SAAMP	FRANCE	N
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	N
Gold	Safimet S.p.A	ITALY	N
Gold	SAFINA A.S.	CZECHIA	Y
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	N
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	N

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	N
Gold	SAXONIA Edelmetalle GmbH	GERMANY	N
Gold	Schone Edelmetaal B.V.	NETHERLANDS	N
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Y
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Y
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	N
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	N
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Y
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	N
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	N
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	N
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	Y
Gold	Shirpur Gold Refinery Ltd.	INDIA	N
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Y
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	N
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	N
Tin	Soft Metais Ltda.	BRAZIL	Y
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Y
Gold	SOLEIL METALS (Chala One Plant)	PERU	N
Gold	SOLEIL METALS (YAKARI Plant)	PERU	N
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	N
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	N
Gold	Sovereign Metals	INDIA	N
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	N
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Y
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Y
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	N
Tin	Super Ligas	BRAZIL	Y
Gold	T.C.A S.p.A	ITALY	Y
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	Y
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Y
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Y
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Y
Tantalum	TANIOBIS GmbH	GERMANY	Y

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Y
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Y
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Y
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	N
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Y
Tin	Thaisarco	THAILAND	Y
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Y
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Y
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	N
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Y
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	N
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Y
Gold	Torecom	KOREA, REPUBLIC OF	N
Tin	TRATHO Metal Quimica	BRAZIL	Y
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF	Y
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM	Y
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Y
Gold	Umicore Brasil Ltda.	BRAZIL	N
Gold	Umicore Precious Metals Thailand	THAILAND	N
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Y
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	N
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Y
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN	N
Gold	Valcambi S.A.	SWITZERLAND	Y
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	N
Tin	VQB Mineral and Trading Group JSC	VIETNAM	N
Gold	WEEEREFINING	FRANCE	N
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Y
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Y
Gold	WIELAND Edelmetalle GmbH	GERMANY	Y
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Y
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	N
Tin	Woodcross Smelting Company Limited	UGANDA	Y
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Y
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Y
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Y

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification – On Conformant Smelters List
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	N
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	N
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Y
Gold	Yamakin Co., Ltd.	JAPAN	Y
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Y
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	N
Gold	Yokohama Metal Co., Ltd.	JAPAN	Y
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	N
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	N
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	N
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Y
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Y